Exhibit 32.2

Certification of CFO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jesse A. Coury, Chief Financial Officer of America First Multifamily Investors, L.P. (the “Partnership”), certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
The Quarterly Report on Form 10-Q of the Partnership for the quarter ended September 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 3, 2022

/s/ Jesse A. Coury
Jesse A. Coury
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to America First Multifamily Investors, L.P. and will be retained by America First Multifamily Investors, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.